Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of AFG Investment Trust A of our report dated March 30, 2001, on the financial statements of AFG Investment Trust A, included in the 2000 Annual Report to the Participants of AFG Investment Trust A.



                                              /s/ ERNST & YOUNG LLP



Tampa, Florida
April 17, 2001